UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF THE

SECURITIES EXCHANGE ACT OF 1934

The Dow Chemical Company

(Exact name of registrant as specified in its charter)

Delaware	38-1285128
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)
2211 H.H. Dow Way Midland, Michigan	48674
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
0.500% Notes due 2027	New York Stock Exchange
1.125% Notes due 2032	New York Stock Exchange
1.875% Notes due 2040	New York Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box.  ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box.  ☐

Securities Act registration statement or Regulation A offering statement file number to which this form relates:

333-232862-01 (If applicable)

Securities to be registered pursuant to Section 12(g) of the Act: None

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1. Description of Registrant’s Securities to be Registered.

The Dow Chemical Company (the “Registrant”) has filed with the Securities and Exchange Commission (the “Commission”) pursuant to Rule 424(b) under the Securities Act of 1933, as amended (the “Securities Act”), a prospectus supplement, dated February 18, 2020 (the “Prospectus Supplement”), and the accompanying prospectus, dated July 26, 2019 (the “Base Prospectus”). The Prospectus Supplement relates to the issuance and sale by the Registrant of €1,000,000,000 aggregate principal amount of its 0.500% Notes due 2027, €750,000,000 aggregate principal amount of its 1.125% Notes due 2032 and €500,000,000 aggregate principal amount of its 1.875% Notes due 2040 (collectively, the “Notes”). The Base Prospectus forms a part of the Registrant’s Registration Statement on Form S-3 (File No. 333-232862-01), filed with the Commission on July 26, 2019.

The information required by this item is incorporated by reference to the information contained in the sections captioned “Description of the Notes” in the Prospectus Supplement, “Description of Debt Securities of The Dow Chemical Company” and “Description of Guarantees of Debt Securities of The Dow Chemical Company” in the Base Prospectus.

Item 2. Exhibits.

Exhibit No.	Description

4.1	Indenture, dated as of as July 26, 2019, among The Dow Chemical Company, Dow Inc., and The Bank of New York Mellon Trust Company, N.A., as trustee (incorporated by reference to Exhibit 4.3 to the Registrant’s Annual Report on Form 10-K, filed on February 7, 2020).

4.2	Form of 0.500% Notes due 2027 (incorporated by reference to Exhibit 4.2 to the Registrant’s Form 8-K filed on February 25, 2020).

4.3	Form of 1.125% Notes due 2032 (incorporated by reference to Exhibit 4.3 to the Registrant’s Form 8-K filed on February 25, 2020).

4.4	Form of 1.875% Notes due 2040 (incorporated by reference to Exhibit 4.4 to the Registrant’s Form 8-K filed on February 25, 2020).

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

THE DOW CHEMICAL COMPANY

Date: March 5, 2020	By:	/s/ Ronald C. Edmonds
Ronald C. Edmonds
Controller and Vice President of Controllers and Tax